Exhibit 10.1

AMENDMENT NO. 3 TO COMMITMENT AGREEMENT

As of November 23, 2004

To the Subscribers under the

Commitment Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Commitment Agreement, dated as of February 23, 2004, entered into by and among Oglebay Norton Company and the other parties (the “Subscribers”) signatory thereto, as amended by Amendments No. 1 and 2 thereto (the “Agreement”). Defined terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

The Company has proposed amendments to the Agreement (1) to change the date prior to which the Registration Statement must be declared effective from November 15, 2004 to December 15, 2004 and (2) to change the date on which the non-completion of the Restructuring Transaction will become a Termination Event from December 15, 2004 to January 15, 2005.

Upon receipt of the Requisite Shareholders’ consent as described herein, the Agreement shall be amended as follows:

1. The reference to “November 15, 2004” in Section 2 of the Agreement shall be deleted and replaced by “December 15, 2004.”

2. Section 7(a)(vii) of the Agreement shall be deleted in its entirety and replaced by the following:

“(vii) the Restructuring Transaction is not completed by January 15, 2005.”

The delivery to the Company of this letter duly executed by you will evidence your agreement to the amendments to the Agreement set forth above. These amendments will become effective, and binding upon the Company and all of the Subscribers, upon delivery to the Company of copies of this letter duly executed by the Requisite Subscribers.

The provisions of Section 14 of the Agreement relating to counterparts and facsimile signatures shall be applicable to this Amendment No. 3 to the Agreement.

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Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

Very truly yours,

OGLEBAY NORTON COMPANY

By:	/s/ Rochelle F. Walk
Name:	Rochelle F. Walk
Title:	Vice President, General Counsel and Secretary

NOTEHOLDERS:

SUBSCRIBERS
Airlie Opportunity Master Fund, LTD.

By:	/s/ Adam Goodfriend
Name:	Adam Goodfriend
Title:	Managing Director

Thomas G. Berlin

/s/ Thomas G. Berlin

Ingalls & Snyder Value Part. L.C.

By:	/s/ Thomas Boucher
Name:	Thomas Boucher
Title:	General Partner

Legacy Aggressive High Yield Fund
By: Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Managing Director/General Counsel

One Group High Yield Bond Fund By: Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

One Group Income Bond Fund By: Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

Pacholder High Yield Fund, Inc. By: Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Secretary

Southern UTE Permanent Fund By: Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

WCI Steel, Inc. Defined Pension Benefit Plan By: Banc One High Yield Partners, LLC

By:	/s/ James P. Shanahan, Jr.
Name:	James P. Shanahan, Jr.
Title:	Manager

THIRD PARTY INVESTORS

Robert T. Clutterbuck Trust

By:	/s/ Robert T. Clutterbuck
Name:	Robert T. Clutterbuck
Title:	Trustee

Fledgling Associates LLC

By:	/s/ Edward Stern
Name:	Edward Stern
Title:	Manager